Exhibit 10.14

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

Amendment dated as of May 17, 2010 (this “Amendment”) to the Employment Agreement dated March 1, 2010, by and between Arista Power, Inc. (the “Company”) and Molly Hedges (the “Executive”) (the “Agreement”).

WITNESSETH

WHEREAS, the Company and the Executive desire to modify the terms and conditions of the Agreement on the terms set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Section 3(a) of the Agreement is replaced in its entirety, with the following:

“(a)           Annual Salary.  In consideration for the services rendered by Ms. Hedges on behalf of the Company during the Term, the Company shall pay Ms. Hedges, commencing on the Start Date, an annual salary of $152,000 (the “Base Salary”), payable in accordance with the Company’s regular payroll practices.  All forms of compensation referred to in this Agreement are subject to withholding for applicable federal, state and local taxes.”

All of the other terms and conditions of the Agreement remain unchanged by this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and the Executive has signed this Amendment, as of the date first above written.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

/s/ Molly Hedges
Molly Hedges